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                                                                    EXHIBIT 10.3

                      FORM OF CORPORATE SERVICES AGREEMENT

         THIS CORPORATE SERVICES AGREEMENT (the "Agreement") is dated as of ____ __, 1996 by and between Tridex Corporation, a Connecticut corporation ("Tridex"), and TransAct Technologies Incorporated, a Delaware corporation ("TransAct").

         WHEREAS, TransAct and its subsidiary Magnetec Corporation (collectively, the "TransAct Group") desire to obtain administrative and other services from Tridex and Tridex is willing to furnish or make such services available to Transact; and

         WHEREAS, Tridex and its subsidiaries Ultimate Technology Corporation and Cash Bases GB Ltd. (collectively the "Tridex Group") desire to obtain certain financial services from TransAct and TransAct is willing to furnish or make such services available to Tridex;

         WHEREAS, Tridex and TransAct desire to set forth the basis for the provision of services of the type referred to herein.

         NOW, THEREFORE, in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         1.  Services.

         1.1 Beginning on the effective date of the Registration Statement on Form S-1 (the "Registration Statement") filed in connection with the public offering of TransAct common stock ( the "Effective Date"), Tridex will provide or otherwise make available to the TransAct Group certain general corporate services provided by Tridex's corporate staff, including but not limited to certain human resources, employee benefit administration, financial reporting, insurance, risk management and general administrative services. The services will include the following:

         (a) Human resources and employee benefit related services - General human resources services (including but not limited to administration of all employee matters), administration of TransAct's employee participation in employee benefit plans and insurance programs sponsored by Tridex such as the following: 401(k) plan, group medical insurance, group life insurance,
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employee stock option plans and filing of all required reports under ERISA for employee benefit plans sponsored by Tridex.

         (b) Financial reporting and securities compliance related services - Maintenance of corporate records, assistance, if and when necessary, in preparation of Securities and Exchange Commission filings, including without limitation registration statements, Forms 10-K, 10-Q and 8-K, assistance in the preparation of Proxies and Proxy Statements and the solicitation of proxies, and assistance in the preparation of the Annual and Quarterly Reports to Stockholders.

         (c) Risk management and insurance related services - Provision of risk management (including, but not limited to premiums attributable to TransAct) and related services and maintenance of all policies of liability, fire, workers' compensation and other forms of insurance for the benefit of TransAct, its employees, assets and facilities.

         (d) Services in addition to those enumerated in subsections 1.1(a) through 1.1(e) above to include, but not be limited to, corporate recordkeeping, other general administrative activities and financial services as reasonably requested from time to time by TransAct or as provided by Tridex.

         1.2 For performing the services described above in Section 1.1, TransAct shall pay Tridex in accordance with the following schedule:

         (a) TransAct shall reimburse Tridex for one-half (50%) of total cash compensation (consisting of salary, a pro-rated portion of annual bonus actually paid and other out-of-pocket expenditures for medical, life insurance and other benefits) paid by Tridex to or on behalf of Mr. Thomas Curtain, Tridex's Vice President of Human Resources, for the period from the Effective Date until December 31, 1997. Mr. Curtain, Tridex and TransAct shall cooperate to make Mr. Curtain available to TransAct for one half (50%) of his total working time for the provision of services to TransAct for this period.

         (b) TransAct shall reimburse Tridex for one-half (50%) of the total cash compensation (consisting of salary, a pro-rated portion of annual bonus actually paid and other out-of-pocket expenditures for medical, life insurance and other benefits) paid by Tridex to or on behalf of Mr. George Crandall, Tridex's Vice President, Secretary and Comptroller, for the period from the Effective Date until March 31, 1997. Mr. Crandall, Tridex and TransAct shall cooperate to make Mr. Crandall available to TransAct for one half (50%) of his total working time for the provision of services for this period.

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         (c) For as long as TransAct remains a subsidiary of the Tridex Group,
TransAct shall reimburse Tridex for the provision of risk management, insurance related, corporate recordkeeping and general administrative services using the following methods: (1) TransAct shall reimburse Tridex for services based upon actual usage for expenses directly attributable to TransAct; (2) services directly attributable to other members of the Tridex Group shall be allocated to such other members; and (3) all services which are not directly attributable to TransAct shall be allocated using the same method as the audited financial statements of TransAct which appear in the Registration Statement. The services provided under Sections 1.2(a) and (b) and 1.4 hereunder shall be allocated and reimbursable in the methods discussed thereunder.

         1.3 TransAct will reimburse Tridex for expenses incurred for insurance (including but not limited to property, casualty, group life and health and workers compensation), accounting and legal services in accordance with Tridex's historical allocation methods.

         In addition, TransAct will reimburse Tridex for other expenses incurred to provide specific services requested by TransAct, as agreed by TransAct and Tridex when such services are requested.

         1.4 Beginning on the Effective Date, TransAct will provide or otherwise make available to the Tridex Group certain financial services customarily provided by a chief financial officer, including but not limited to management of corporate finance and accounting matters. For performing the services described herein, Tridex shall reimburse TransAct for fifteen percent (15%) of the total cash compensation (consisting of salary, a pro-rated portion of annual bonus actually paid and other out-of-pocket expenditures for medical, life insurance and other benefits) paid by TransAct to or on behalf of Mr. Richard L. Cote, TransAct's Executive Vice President, Chief Financial Officer and Treasurer, for the period of the Effective Date, until March 31, 1997. Mr. Cote, TransAct and Tridex shall cooperate to make Mr. Cote available to Tridex for fifteen percent (15%) of his total working time for the provision of services to Tridex during this period. Upon the Effective Date, Mr. Cote will become a full-time employee of TransAct, and his office will be relocated to TransAct's Wallingford, Connecticut facility.

         1.5 The charges for services pursuant to Sections 1.2, 1.3 and 1.4 above will be determined and payable no less frequently than on a monthly basis; provided that reimbursement of a pro-rated portion of bonuses shall be payable after such bonuses are paid by Tridex or TransAct. The charges will be due when billed and shall

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be paid no later than ten (10) business days from the date of billing.

         1.6 When services of the type described in this Agreement are provided by outside vendors to Tridex, TransAct or, in connection with the provision of such services, out-of-pocket costs such as travel are incurred, the cost thereof will be paid directly by the party receiving the service. If either party to this Agreement is billed for services provided to the other party, the billed party may pay the bill and charge the party receiving the services the amount of the bill or forward the bill to the party receiving the services for payment.

         2. TransAct's Directors and Officers. Nothing contained herein will be construed to relieve the directors or officers of TransAct from the performance of their respective duties or to limit the exercise of their powers in accordance with the charter or By-Laws of TransAct or in accordance with any applicable statute or regulation.

         3. Liabilities; Disclaimer. In furnishing TransAct with services as herein provided neither Tridex, any member of the Tridex Group nor any of their respective officers, directors, employees or agents shall be liable to any member of the TransAct Group or their respective creditors or shareholders for errors of judgment or for anything except willful malfeasance, bad faith or gross negligence in the performance of their duties or reckless disregard of their obligations and duties under the terms of this Agreement. The provisions of this Agreement are for the sole benefit of the Tridex Group and the TransAct Group and will not, except to the extent otherwise expressly stated herein, inure to the benefit of any third party. Tridex further does not make any express or implied warranty or representation with respect to the quality of the services provided hereunder.

         4. Term.

         (a) Term. The initial term of this Agreement shall begin on the Effective Date and continue until December 31, 1997.

         (b) Termination. This Agreement may be terminated by either party at any time on ninety (90) days' prior notice to the other; provided, however, that the provisions of Sections 1.2(a) and (b) and Section 1.4 shall survive any such termination.

         5. Status. Each member of the Tridex Group shall be deemed to be an independent contractor and, except as expressly provided or authorized in this Agreement, shall have no authority to act or represent any member of TransAct.

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         6. Employment Changes.

         (a) With respect to the employment and compensation levels of Mr. Curtain and Mr. Crandall, Tridex shall advise TransAct in writing ten (10) days prior to any change in Mr. Curtain's or Mr. Crandall's compensation level or employment status initiated by Tridex. Tridex agrees to consult with TransAct regarding any such change in Mr. Curtain's or Mr. Crandall's compensation level or employment status prior to such change.

         (b) With respect to the employment of Mr. Curtain, Tridex shall notify TransAct whether it intends to continue Mr. Curtain's employment beyond December 31, 1997. If Tridex notifies TransAct that it does not intend to employ Mr. Curtain beyond December 31, 1997, TransAct shall, within fifteen (15) days from the date of Tridex's notice to TransAct, notify Tridex of its intent to employ Mr. Curtain beyond December 31, 1997.

         7. Notices. All notices, billings, requests, demands, approvals, consents and other communications which are required or may be given under this Agreement will be in writing and will be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the parties at their respective addresses set forth below:

            If to TransAct:

            TransAct Technologies Incorporated
            7 Laser Lane
            Wallingford, CT 06492
            Attention: President

            If to Tridex:

            Tridex Corporation
            61 Wilton Road
            Westport, CT 06880
            Attention: President

         8. Confidentiality. Tridex and TransAct hereby agree to hold, and cause its respective employees, agents and authorized representatives to hold, in strict confidence, all information concerning the other party furnished pursuant to this Agreement.

         9. No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and should not be deemed to confer upon any third party any right, remedy or claim in excess of those existing without reference to this Agreement.

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         10. Access to Information. Tridex shall afford to TransAct and its authorized representatives, agents and employees, and TransAct shall afford to Tridex and its authorized representatives, agents and employees, access during normal business hours to all records, books, contracts and other data, including but not limited to corporate, financial, accounting, personnel and other business records, for a period of six (6) years following the termination of this Agreement.

         11. No Assignment. This Agreement shall not be assignable except with the prior written consent of the other party to this Agreement.

         12. Applicable Law. This Agreement shall be governed by and construed under the laws of the State of Connecticut applicable to contracts made and to be performed therein.

         13. Section Headings. The section headings used in his Agreement are for convenience of reference only and will not be considered in the interpretation of construction of any of the provisions thereof.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as a sealed instrument by their duly authorized officers as of the date first above written.

                                        TRIDEX CORPORATION

                                        By:_______________________

                                        Title:____________________

                                        TRANSACT TECHNOLOGIES INCORPORATED

                                        By:_______________________

                                        Title:____________________

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